EMBRAER PRESENTS NEW EXECUTIVE JET CONCEPTS UNDER STUDY

Full-scale mock-up will be exhibited at the NBAA, in the U.S.

São José dos Campos, September 24, 2007 – Embraer presented the new midsize (MSJ) and midlight (MLJ) executive jet concepts, today, during a press conference at the 60th National Business Aviation Association (NBAA) Annual Meeting & Convention, in Atlanta, Ga., United States. A full-scale mock-up of the MSJ under study will be unveiled at the Company's booth 3737, tomorrow, to demonstrate the new concepts.

"We are displaying the concepts of new, revolutionary midsize and midlight executive jets at this year's NBAA," said Frederico Fleury Curado, Embraer President and CEO. *"Exhibiting a full-scale mock-up allows us to interact with potential customers and collect valuable input for our internal program evaluation process."*

The key clean-sheet design drivers of these new executive jet concepts are premium comfort, outstanding performance, and a low operating cost. A critical evaluation of the two concepts presented, and the resulting comments and suggestions, will constitute important elements to support future decisions by Embraer, regarding the possible launch of these products on the market.

While establishing a new paradigm for their respective segments, the interior of both concepts, designed by BMW Group DesignworksUSA, will provide unsurpassed comfort and style: a six-foot (1.82-meter) stand-up cabin, a flat floor, a fully-equipped galley, and an externally serviced aft lavatory. These new concepts will have best-in-class cabin space and sound proofing characteristics, as well as baggage compartment volume.



MSJ concept



MSJ concept interior

PRESS OFFICES

Headquarters (Brazil)
Rosana Dias
rosana.dias@embraer.com.br
Cell: +55 12 9724 4929
Tel.: +55 12 3927 1311
Fax: +55 12 3927 2411

North America
Pedro Ferraz
pedro.ferraz@embraer.com
Cell: +1 954 651 1871
Tel.: +1 954 359 3414
Fax: +1 954 359 4755

Europe, Middle East and Africa
Stéphane Guilbaud
sguilbaud@embraer.fr
Cell: +33 6 7522 8519
Tel.: +33 1 4938 4455
Fax: +33 1 4938 4456

China
Tracy Chen
tracy.chen@bjs.embraer.com
Cell: +86 139 1018 2281
Tel.: +86 10 6598 9988
Fax: +86 10 6598 9986

The MSJ is being designed to have a range of 2,800 nautical miles (5,186 km) with eight passengers, at Mach 0.80 and NBAA IFR reserves. These characteristics will allow customers to fly nonstop from Miami to Seattle, New York to Los Angeles, or Los Angeles to Honolulu (Hawaii), in the United States, as well as from Gander (Canada) to Paris (France), Paris to Riyadh (Saudi Arabia), Moscow (Russia) to New Delhi (India), and Rio de Janeiro (Brazil) to Chicago (USA) with a stop in Caracas (Venezuela).

The MLJ is being designed to have a range of 2,300 nautical miles (4,260 km) with four passengers, at Long-Range Cruise (LRC) and NBAA IFR reserves. These characteristics will allow customers to fly nonstop from Atlanta (USA) to Seattle, New York to Mexico City (Mexico), Moscow to Madrid (Spain) or Riyadh, and from Rio de Janeiro to Bariloche (Argentina).



Cockpit of the new MSJ and MLJ concepts under study

The new concepts will incorporate a modern and integrated cockpit with state-of-the-art avionics, paperless flight deck, and displays with advanced graphics capabilities.

Embraer Image Gallery

Visit the Embraer Image Gallery at www.embraer.com.



Note to Editors

Embraer (Empresa Brasileira de Aeronáutica S.A. - NYSE: ERJ; Bovespa: EMBR3) is the world's largest manufacturer of Commercial jets up to 120 seats, and one of Brazil's leading exporters. Embraer's headquarters are located in São José dos Campos, São Paulo, and it has offices, industrial operations and customer service facilities in Brazil, the United States, France, Portugal, China and Singapore. Founded in 1969, the Company designs, develops, manufactures and sells aircraft for the Commercial Aviation, Executive Aviation, and Defense and Government segments. The Company also provides after sales support and

PRESS OFFICES

Headquarters (Brazil)	North America	Europe, Middle East and Africa	China
Rosana Dias	Pedro Ferraz	Stéphane Guilbaud	Tracy Chen
rosana.dias@embraer.com.br	pedro.ferraz@embraer.com	sguilbaud@embraer.fr	tracy.chen@bjs.embraer.com
Cell: +55 12 9724 4929	Cell: +1 954 651 1871	Cell: +33 6 7522 8519	Cell: +86 139 1018 2281
Tel.: +55 12 3927 1311	Tel.: +1 954 359 3414	Tel.: +33 1 4938 4455	Tel.: +86 10 6598 9988
Fax: +55 12 3927 2411	Fax: +1 954 359 4755	Fax: +33 1 4938 4456	Fax: +86 10 6598 9986

services to customers worldwide. On June 30, 2007, Embraer had a workforce of 23,637 employees and a firm order backlog of US$ 15.6 billion.

PRESS OFFICES

Headquarters (Brazil)
Rosana Dias
rosana.dias@embraer.com.br
Cell: +55 12 9724 4929
Tel.: +55 12 3927 1311
Fax: +55 12 3927 2411

North America
Pedro Ferraz
pedro.ferraz@embraer.com
Cell: +1 954 651 1871
Tel.: +1 954 359 3414
Fax: +1 954 359 4755

Europe, Middle East and Africa
Stéphane Guilbaud
sguilbaud@embraer.fr
Cell: +33 6 7522 8519
Tel.: +33 1 4938 4455
Fax: +33 1 4938 4456

China
Tracy Chen
tracy.chen@bjs.embraer.com
Cell: +86 139 1018 2281
Tel.: +86 10 6598 9988
Fax: +86 10 6598 9986